POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints each of Jennifer Nichols, Lucia Sitar, Megan Kennedy, Alan Goodson, Jennifer Rogers,
Joseph Andolina, Lisa Kupper, Katherine Corey,
Robert Hepp and Jeffrey Cotton as the undersigned's true and lawful attorneys-in-fact to:
1.	execute for and on behalf of the undersigned, in the
undersigned's capacity as a reporting person pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder of ABERDEEN AUSTRALIA EQUITY FUND, INC., ABERDEEN ASIA-PACIFIC INCOME FUND, INC., ABERDEEN GLOBAL INCOME FUND, INC., ABERDEEN EMERGING MARKETS SMALLER COMPANY OPPORTUNITIES FUND, INC., ABERDEEN CHILE FUND, INC., ABERDEEN ISRAEL FUND, INC., ABERDEEN INDONESIA FUND, INC., ABERDEEN LATIN AMERICA EQUITY FUND, INC., ABERDEEN SINGAPORE
FUND, INC., THE INDIA FUND, INC., THE ASIA TIGERS FUND, INC., ABERDEEN JAPAN EQUITY FUND, INC., ABERDEEN GREATER CHINA FUND, INC., FIRST TRUST/ABERDEEN GLOBAL OPPORTUNITY INCOME FUND,
and/or FIRST TRUST/ABERDEEN EMERGING OPPORTUNITY FUND (together, the "Funds"), Forms 3, 4 and 5 in accordance with Section 16(a)
of the Exchange Act;
2.	do and perform any and all acts for and on behalf of the
undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any
stock exchange or similar authority, including without
limitation, completing and filing an application for EDGAR codes (i.e., CIK and CCC codes); and
3.	take any other action of any type whatsoever in connection
with the foregoing that, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor are the Funds assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by each of the Funds, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of June 2017.

Signature:  	/s/ C. William Maher
Name:  	C. William Maher